Exhibit 21


             ACX TECHNOLOGIES, INC. AND SUBSIDIARIES
                   SUBSIDIARIES OF REGISTRANT

     The following table lists subsidiaries of the Registrant and the respective jurisdictions of their incorporation as of December 31, 1998. All subsidiaries are included in Registrant's consolidated financial statements.

                                            State/Country of
Name                                        Incorporation

ACX International Sales, Inc.               Barbados
Lauener Engineering, AG                     Switzerland
Lauener Engineering Limited                 Delaware
Coors Porcelain Company (operating under
   the trade name Coors Ceramics Company)   Colorado
  Alumina Ceramics, Inc.                    Arkansas
  Coors Ceramicon Designs, Ltd., dba
    Coors Tetrafluor, Inc.                  Colorado
  Coors Ceramics Electronics, Limited       United Kingdom
  Coors Ceramics, GmbH                      Germany
  Coors Technical Ceramics Company          Tennessee
  Coors Wear Products, Inc.                 Colorado
  Wilbanks International, Inc.              Oregon
Graphic Packaging Corporation               Delaware
  Graphic Packaging Folding Carton
    Sales, Inc.                             Colorado
  Graphic Packaging Flexible Sales, Inc.    Colorado
  Graphic Packaging GP, Inc.                Colorado
  Graphic Packaging LP, Inc.                Nevada
  Graphic Packaging Flexible Corporation    Delaware
  Graphic Packaging Holdings Corporation    Canada
  Graphic Packaging Corporation
    of Virginia                             Virginia
ACX (UK) Ltd.                               England
  ACX Group, Ltd.                           England
     NMC Group, Ltd.                        England
       Universal Packaging Corporation      Delaware
Golden Technologies Company, Inc.           Colorado
  Golden Equities, Inc.                     Colorado
  Chronopol, Inc.                           Colorado
  GTC Nutrition Company                     Colorado
  Golden Genesis Company                    Delaware
     Utility Power Group, Inc.              California
     Integrated Power Corporation, Inc.     Maryland
     Photocomm Pty. Ltd.                    Australia
     Golden Genesis do Brazil               Brazil
     Solartec, SA                           Argentina